PREFERRED STOCK PURCHASE AGREEMENT

THIS AGREEMENT is made and entered into this l3th day of September, 2011, by and between INTEGRITY METALS RESOURCE FUNDING LLC (hereinafter "Purchaser”), and ECO VENTURES GROUP, INC., a Nevada Corporation (hereinafter "Seller").

WITNESSETH:

WHEREAS, Seller desires to sell and Purchaser desires to purchase in a private transaction certain Shares of Common Series B Convertible Preferred Stock of Eco Ventures Group, Inc.; and

WHEREAS, both Seller and Purchaser recognize the desirability of entering into a mutually advantageous and strategic joint venture to be financed in part by the transaction contemplated herein;

NOW, THEREFORE, in consideration of the mutual promises, covenants and warranties which appear below, and intending to be legally bound thereby, the parties hereby agree as follows:

1.  PURCHASE AND SALE.  Seller agrees to sell and Purchaser agrees to purchase a total of 6,120,800 shares of Seller’s Preferred Stock ($.001 par value) designated "Series 'B' Convertible Preferred Stock" at a price of $2.50 per share, for a total aggregate purchase price of $15,302,000 (“the Transaction”).

2.  DELIVERY AND CLOSING.    The Closing of the Transaction will be upon the following schedule:

TRANCHE I -  Initial Closing on or about SEPTEMBER 22, 2011
TOTAL $6,511,565

TRANCHE II - 30 Days from initial closing – on or about OCTOBER 17, 2011
TOTAL $4,079,570

TRANCHE III - 90 Days from initial closing - on or about DECEMBER 16, 2011
TOTAL $4,710,865

3. DESIGNATION OF SERIES B CONVERTIBLE PREFERRED STOCK.   The shares purchased herein shall be designated as Series B Convertible Preferred Stock (the “Series B Preferred Stock”), par value $0.001 per share, the number of shares constituting such series shall be 6,120,800 and the stated value of the Series B Preferred Stock shall be $2.50 per share (the “Series B  Issue Price”).   The Series B Preferred Stock shall bear the rights, privileges and preferences as set forth in the “Certificate of Designation” filed with the State of Nevada, a copy of which is attached hereto as Exhibit A and made a part hereof.

4.  ADDITIONAL PROVISIONS.   As additional consideration for the Transaction, the parties mutually agree as follows:

4.1.    The use of proceeds for all funds received by Seller pursuant to this Agreement shall be substantially in accordance with the “Use of Proceeds Schedule” attached hereto as Exhibit “B” and made a part hereof.

4.2. Seller agrees to pay all of Purchaser’s normal and customary expenses incurred relating to the due diligences, origination and closing of the Transaction, in an amount not to exceed 2% of the purchase price.

4.3   Upon maximum conversion of the Series B Preferred Stock into common stock, the 11,760,000 conversion shares will equal approximately twenty percent (20%) of the issued and outstanding shares as of the date of conversion, less the remaining escrow shares reserved for financing and acquisitions. These shares will be on “pari-passu” dilutive value sale-restriction basis with the officers and directors of the Seller.

4.4.   The Seller agrees that it will use its best efforts to make application to either the AMEX or NASDAQ markets for listing of its Common Stock  within an 18 month period following the Closing.

4.5.   The Purchaser will be entitled to nominate one Member to the Board of Directors of the Seller, which nominee must be mutually agreed upon by the Seller.

4.6.    The Seller will grant  the Dvir and Stoler Refinery, an affiliate of the Purchaser, an exclusive contract for a period of Three (“3”) years following the Closing to  purchase refined gold at a Twelve (“12%”) Percent discount from market price for gold produced from the Seller’s 300 acre ore body in Nevada, contractually held with Broken Hills, LLC a Utah based mining Seller.

5.  REPRESENTATIONS BY PURCHASER.  The Purchaser represents, warrants, confirms and agrees with the Seller as follows:

5a)             The Purchaser acknowledges that it has receipt and review of all public filings made by the Seller in compliance with the Securities Exchange Act of 1934, and that the Purchaser is relying solely on publicly-available information contained in the filings, and news releases of the Seller in making this investment.

5b)             The Purchaser has full right, power and authority to execute and deliver this Agreement and to perform each of his obligations hereunder.  This Agreement has been duly executed and delivered on behalf of the Purchaser and constitutes the valid and binding obligation of the Purchaser in accordance with its terms.  The Purchaser is not subject to any restriction or agreement which prohibits or would be violated by the execution and delivery hereof or the consummation of the transactions contemplated herein or pursuant to which the consent of any third person, firm or corporation is required in order to give effect to the transactions contemplated herein.

5c)             The Purchaser is acquiring the Shares for investment purposes.

5d)             The Purchaser has adequate means of providing for all his anticipated personal needs and has sufficient means to bear the economic risk of losing his investment.

5e)             The Purchaser will not sell, assign, transfer, pledge or distribute any of the securities purchased herein in violation of the Act, and the rules and regulations promulgated thereunder and any applicable state securities law, rule or regulation.

5f)             The Purchaser acknowledges that in formulating his decision to acquire the securities, he has relied solely upon his own independent investigation of the Seller and its business, assets, financial condition and prospects and has consulted with his legal and financial advisors with respect to the nature of his investment and the transactions contemplated herein, and has had the opportunity to make inquiry of Seller management as part of his due diligence process.  The Purchaser (i) is an "accredited investor" as defined under Section 501(a) of Regulation D, a summary of which is attached hereto; (ii) has such knowledge of business and financial affairs as is necessary to enable him to understand the nature of the risks attendant to investments in securities in general and to an investment in the Seller in particular, and to understand the particular financial and business matters conducted by the Seller; (iii) has determined on the basis of consultations with his own legal and tax advisors that the purchase of the securities of the Seller is consistent with his own investment objectives and income prospects; and (iv) has had access to any and all information concerning the Seller which he and his legal and tax advisors requested or considered necessary to make a proper evaluation of his investment.

5g)             The offer and sale of the securities has not been registered under the Act or under any applicable state securities law and is intended to be exempt from the registration requirements of the Act by virtue of one or more exemptions promulgated thereunder.  Such Purchaser further understands that the securities being issued hereunder is being issued in reliance upon the exemptions from the registration requirements of the Act provided by Regulation D promulgated under the Act, and in reliance on exemptions from the registration requirements of certain state securities laws, on the grounds that the offering involved has been limited to "accredited investors", as defined under Section 501(a) of Regulation D

5h)           The Purchaser acknowledges that the securities which may be issued hereunder shall bear a legend reciting, without limitation, the restrictions on transfer contemplated herein and such other matters as the Seller shall deem appropriate.

5i)           The covenants, representations, warranties and agreements of the Purchaser contained herein shall survive the execution hereof and the purchase of the securities.  The Purchaser agrees to indemnify the Seller and its officers, directors, agents and employees from and against all loss and liability (including reasonable attorneys' fees) arising out of a breach of any such representations, warranties, covenants and agreements.  Notwithstanding the foregoing, no representation, warranty, covenant or agreement made by the Purchaser shall in any manner be deemed to constitute a waiver of any rights granted to the Purchaser under applicable federal or state securities laws.

6.  SUCCESSION AND ASSIGNMENT.  This Agreement shall be binding upon inure to the benefit of the Parties and their respective heirs, executors, administrators, legal representatives, successors, and assigns; provided, however, that Purchaser may not assign its rights, nor may it delegate its duties hereunder, except with Seller’s prior written consent.

7.  NOTICES. All notices pursuant to this Agreement shall be in writing and shall be sent by overnight mail, return receipt requested, to the Parties at their address above written or at such other address as such Party may from time to time designate in writing.

8.  INTEGRATION. This Agreement represents the entire agreement and understanding between the Seller and the Purchaser as to the subject matter hereof, and supercedes all prior Agreements between the Parties. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representative of the Party against which enforcement of such waiver, alteration, or modification is sought.

9.  APPLICABLE LAW. This Agreement shall be governed by the laws of the State of Texas.

10.  INDEPENDENT BUSINESS JUDGMENT.  The Parties hereby acknowledge and agree that each Party is acting independently and that each is sufficiently sophisticated to exercise and exercising its own business judgment.

11.   INDEMNIFICATION.   Seller agrees to indemnify and to hold harmless Purchaser, and its officers,  directors and employees against all claims, damages, liabilities and expenses which may be incurred by or asserted against any such person in connection with or arising out of this letter and the transactions contemplated hereby, other than claims, damages, liability, and expense resulting from such person's gross negligence or willful misconduct.

12.  WAIVER.  Failure or delay on the part of either Party to exercise any right, power or privilege hereunder shall not operate as a waiver thereof. A waiver of one obligation hereunder shall not operate as a waiver of any other obligation. Waiver by any Party of a breach of any provision of this Agreement by the other Party shall not operate or be construed as a waiver of any subsequent breach by the other Party.

13.  EXECUTION.  This Agreement may be executed in counterparts and each of such counterparts shall, for all purposes, be deemed to be an original but altogether only one (1) Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

SELLER	By:____________________________________

PURCHASER:

By:______________________________